As filed with the Securities and Exchange Commission on April 7, 2025

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SUNation Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	41-0957999
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

171 Remington Boulevard

Ronkonkoma, NY 11779

(631) 750-9454

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott Maskin, Chief Executive Officer

SUNation Energy, Inc.

171 Remington Boulevard

Ronkonkoma, NY 11779

(631) 750-9454

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Theodore Ghorra

Rimon, P.C.

400 Madison Ave, Suite 11D

New York, NY 10017

(212) 515-9979

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-267066

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, SUNation Energy, Inc. (the “Registrant”) is filing this Registration Statement on Form S-3 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-3 (File No. 333-267066) (the “Prior Registration Statement”), which the Registrant filed with the Commission on August 25, 2022, and which the Commission declared effective on September 2, 2022.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate amount of securities offered by the Registrant by a proposed additional aggregate offering price of $16,200,000. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index below and filed herewith or incorporated by reference herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

Exhibit No.	Description
5.1	Opinion of Rimon, P.C.
23.1	Consent of UHY LLP
23.2	Consent of Baker Tilly US, LLP
23.3	Consent of Rimon, P.C. (included in Exhibit 5.1)
107	Filing Fee Table

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 7, 2025.

SUNATION ENERGY, INC.

By:	/s/ Scott Maskin
Scott Maskin
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on April 7, 2025.

Name	Title

/s/ Scott Maskin	Chief Executive Officer and Director
Scott Maskin	(Principal Executive Officer)

/s/ James Brennan	Chief Operating Officer and Chief Financial Officer
James Brennan	(Principal Financial Officer)

/s/ Kristin A. Hlavka	Chief Accounting Officer
Kristin A. Hlavka	(Principal Accounting Officer)

/s/ Roger Lacey	Director
Roger Lacey

/s/ Spring Hollis	Director
Spring Hollis

/s/ Kevin O’Connor	Director
Kevin O’Connor

/s/ Dr. Henry B. Howard	Director
Dr. Henry B. Howard

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